Asset Purchase Agreement

THIS AGREEMENT made as of the 16th day of September, 2016.

BETWEEN:

REGI U.S., a corporation pursuant to the laws of the State of Oregon.

(the "**Purchaser**")

AND:

REG TECHNOLOGIES INC., a corporation pursuant to the laws of the Province of British Columbia.

(the "**Vendor**")

WHEREAS:

A. the Vendor operates a business of developing and building an improved axial vane-type rotary engine known as the RadMax® rotary technology (the "**Technology**") used in the design of lightweight and high efficiency engines, compressors and pumps;

B. the Purchaser wishes to acquire and the Vendor wishes to sell, transfer, convey, assign, and deliver, on the terms and conditions set forth in this Agreement, all of Vendor's legal and beneficial rights, title and interests in and to and under all Assets (as defined below) (the "**Acquisition**"), including all past and future income, royalties, damages and payments due (including, rights to damages and payments for past, present or future infringements or misappropriations) with respect thereto, in each case, of the Vendor in all countries relating to such Assets (collectively, the "**Purchased Assets**"), free and clear of all Encumbrances (as defined below); and

C. the Vendor is listed on the TSX Venture Exchange (the "**Exchange**") and the Transaction (as defined below) may result in the de-listing of the Vendor from the Exchange.

In consideration of the undertakings of the parties, their mutual promises and covenants, and other valuable consideration as provided, the parties, intending to be legally bound, hereby agree as follows:

1.– INTERPRETATION

1.1. Definitions

In this Agreement and in the schedules, the following terms and expressions will have the following meanings:

(a) "Agreement" **means this asset purchase agreement and all instruments amending it;** "hereof", "hereto" **and** "hereunder" **and similar expressions mean and refer to this Agreement and not to any particular Article, Section, or other subdivision;** "Article", "Section" **or other subdivisions of this Agreement followed by a number means and refers to the specified Article, Section or other subdivision of this Agreement;**

(b) "Acquisition" **has the meaning ascribed thereto in the Recitals;**

(c) "Assets" **means all assets of the Vendor including, but not limited to, the Patents listed in Schedule A hereto and all continuations, continuations-in-part, divisionals, patent cooperation treaty equivalents, and foreign counterparts of the Patents listed in Schedule A hereto;**

(d) "Assessment" **shall include a reassessment or additional assessment and the term** "assessed" **shall be interpreted in the same manner;**

(e) "Business Day" **means any day other than a Saturday, a Sunday or a statutory holiday in the Province of British Columbia or any other day on which the principal chartered banks located in the City of Vancouver are not open for business during normal banking hours;**

(f) "Closing" **means the completion of the Transaction pursuant to this Agreement at the Closing Time;**

(g) "Closing Date" **means the date this Agreement is entered into as shown on the first page of the Agreement;**

(h) "Closing Time" **means 10:00 am in the City of Vancouver on the Closing Date or such other time on the Closing Date as the**

Parties may agree upon as the time at which the Closing shall take place;

(i) "Consent" **means a license, permit, approval, consent, certificate, registration or authorization (including, without limitation, those made or issued by a Regulatory Authority, in respect of a Contract, or otherwise);**

(j) "Consideration Shares" **has the meaning ascribed in Section 2.2;**

(k) "Contract" **means any agreement, understanding, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written of oral;**

(l) "Technology" **means the axial vane-type rotary engine known as the RadMax® rotary technology;**

(m) "Disclosure Documents" **has the meaning ascribed in Section 3.2 (10);**

(n) "Encumbrances" **means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;**

(o) "Exchange" **has the meaning ascribed in the recitals hereto;**

(p) "ITA" **means the** *Income Tax Act* **(Canada);**

(q) "Law" **or** "Laws" **means all requirements imposed by statutes, regulations, rules, ordinances, by-laws, decrees, codes, policies, judgments, orders, rulings, decisions, approvals, notices, permits, guidelines or directives of any Regulatory Authority;**

(r) "Licensed Patents" **means all Licensed Patents and Know How listed in Schedule B hereto and all continuations, continuations-in-part, divisionals, patent cooperation treaty equivalents, and foreign counterparts of the Licensed Patents listed in Schedule B hereto;**

(s) "Loss" and "Losses" mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding damages for lost profits or lost business opportunities and excluding any indirect, consequential or punitive damages suffered by the Purchaser or the Vendor;

(t) "Patents" means any United States, Canadian or foreign patents and applications (including provisional applications), patents issuing from such applications, certificates of invention or any other grants by any court, administrative agency or commission or other federal, state, provincial, county, local or foreign governmental authority, instrumentality, agency commission or subdivision thereof, including the U.S. Patent and Trademark Office, Canadian Intellectual Property Office and the European Patent Office, for the protection of inventions, or foreign equivalents of any of the foregoing;

(u) "Parties" means the Vendor and the Purchaser and any other person that may become a party to this Agreement, and Party means any one of them;

(v) "person" includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency and any other form of entity or organization;

(w) "Purchased Assets" has the meaning ascribed thereto in Recital B;

(x) "Purchase Price" has the meaning ascribed in Section 2.2;

(y) "Transaction" means the Acquisition and the ancillary transactions contemplated by this Agreement including the Change of Business of the Purchaser;

(z) "Transaction Disclosure Document" means the document describing the Transaction, required to be distributed to the

Purchaser's shareholders and filed with the Exchange pursuant to Exchange Policy 5.2, being either (i) an information circular on Exchange Form 3D1 if approval of the Purchaser's shareholders is being sought at a special meeting, or (ii) a filing statement on Exchange Form 3D2 if shareholder approval is sought by way of consent resolution;

(aa) "U.S. Securities Act" means the *United States Securities Act of 1933, as amended*;

(bb) "Regulatory Authority" means any government, regulatory or administrative authority, agency, commission, utility or board (federal, provincial, municipal or local, domestic or foreign) having jurisdiction in the relevant circumstances and any person acting under the authority of any of the foregoing and any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

(cc) "Reporting Jurisdictions" means British Columbia and Alberta;

(dd) "Securities Laws" means the securities laws, regulations, rules, rulings and orders and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the securities regulators and the policies and rules of any applicable stock exchange or quotation or stock reporting system, including the Exchange;

(ee) "SEDAR" means System for Electronic Document Analysis and Retrieval, the mandatory electronic document filing and retrieval system for Canadian public companies;

(ff) "Special Meeting" means the meeting of the Purchaser's shareholders to be called and held to consider the Transaction, if required by the Exchange;

(gg) "Transaction" means the purchase and sale of the Purchased Assets and all other transactions contemplated by this Agreement; and

1.2. **Best Knowledge**

Any reference herein to "**the best knowledge**" of the Vendor will be deemed to mean the actual knowledge of the directors of the Vendor, together with the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.3. **Currency**

Unless otherwise indicated, all references to dollar amounts in this Agreement are expressed in Canadian currency.

1.4. **Governing Law**

This Agreement shall be exclusively governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of the Canada applicable therein. The Parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of Province of British Columbia with respect to any matter arising under or related to this Agreement.

1.5. **Interpretation Not Affected by Headings**

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. **Number and Gender**

In this Agreement, unless the context otherwise requires, any reference to gender shall include both genders and words importing the singular number shall include the plural and vice-versa.

1.7. **Time of Essence**

Time is of the essence of this Agreement.

1.8. **Severability**

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.9. **Calculation of Time Periods**

Where a time period is expressed to begin or end at, on or with a specified day, or to continue to or until a specified day, the time period includes that day. Where a time period is expressed to begin after or to be from a specified day, the time period does not include that day. Where anything is to be done within a time period expressed after, from or before a specified day, the time period does not include that day. If the last day of a time period is not a Business Day, the time period shall end on the next Business Day.

1.10. **Statutory Instruments**

Unless otherwise specifically provided in this Agreement, any reference in this Agreement to any Law shall be construed as a reference to such Law as amended or re-enacted from time to time or as a reference to any successor thereto.

1.11. Incorporation of Schedules

The following are the schedules attached to and incorporated by reference into this Agreement:

Schedule A	Assets
Schedule B	Licensed Patents and Know How

2.– PURCHASE AND SALE

2.1. Purchased Assets

On the terms and subject to the fulfilment of the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor at the Closing Time on the Closing Date, all of the Purchased Assets.

2.2. Purchase Price

The aggregate purchase price (the "**Purchase Price**") payable by the Purchaser to the Vendor for the Purchased Assets shall be the allotment and issuance of 46,173,916 common shares in the capital of the Purchaser (collectively, the "**Consideration Shares**").

2.3. Payment of Purchase Price

At the Closing Time, the Purchaser will issue 46,173,916 Consideration Shares to the Vendor.

2.4. Transfer Taxes

The Purchaser shall be liable for and shall pay all federal and provincial sales taxes and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the Purchased Assets by the Vendor to the Purchaser.

2.5. Securities Laws Compliance

(1) The Parties hereto acknowledge that the issuance of the Consideration Shares by the Purchaser to the Vendor as contemplated herein is being made pursuant to an exemption from the registration and prospectus requirements of applicable securities laws pursuant to the U.S. Securities Act.

(2) The Vendor confirms to and covenants with the Purchaser that:

(a) it will comply with all requirements of applicable securities laws in connection with the issuance to it of the Consideration Shares and the resale of any of the Consideration Shares;

(b) the Consideration Shares have not been registered under the U.S. Securities Act of 1933 or the securities laws of any State of the United States and that the Purchaser does not intend to

register the Consideration Shares under the Securities Act of 1933, or the securities laws of any State of the United States and has no obligation to do so; and

(c) the Vendor is not a U.S. Person and is acquiring the Consideration Shares for its own account and not with a view to its distribution within the meaning of Section 2(11) the U.S. Securities Act. The Vendor is either an "accredited investor" as that term is defined in Rule 501 of Regulation D of the U.S. Securities Act, or is acquiring the Consideration Shares pursuant to section 4(2) of the U.S. Securities Act in a "private" offering and has the ability to bear the economic risk in connection with the consummation of the transactions contemplated by this Agreement, including a complete loss of future revenue related to the Consideration Shares.

(3) Upon the issuance of the Consideration Shares to the Vendor and until such time as is no longer required under applicable securities laws, the certificates representing the Consideration Shares will bear legends in substantially the following form:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE]"

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF APPLICABLE, (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER, PRIOR TO SUCH SALE PURSUANT TO (C)(1) OR (2), HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION. PROVIDED THAT IF THE CORPORATION IS A "FOREIGN ISSUER" AS THAT TERM IS DEFINED BY REGULATION S OF THE U.S. SECURITIES ACT AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO RESTRICTIVE LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE CORPORATION AND ITS TRANSFER AGENT, TO THE

EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

(4) The Vendor acknowledges that the Exchange may impose an escrow or voluntary pooling requirement on the Consideration Shares held by the Vendor and the Vendor agrees to escrow or pool any shares required by the Exchange.

3.- REPRESENTATIONS AND WARRANTIES

3.1. **Representations and Warranties of the Vendor**

The Vendor hereby makes the following representations and warranties to the Purchaser and acknowledges that the Purchaser is relying on such representations and warranties in entering into this Agreement and completing the Transaction:

(1) **Incorporation and Existence of the Vendor**. The Vendor is a corporation incorporated and existing under the laws of the Province of British Columbia.

(2) **Corporate Power**. The Vendor has the corporate power and authority to own or lease its property and to carry on its business as now being conducted by it.

(3) **Options**. Except for the Purchaser's right in this Agreement and as disclosed in the Purchaser's public filings with the Securities and Exchange Commission, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, commitment, conversion right, right of exchange or other agreement for the purchase from the Vendor of any of the Purchased Assets.

(4) **Validity of Agreement**.

(a) The Vendor has all necessary corporate power to own the Purchased Assets and to enter into and perform its obligations under this Agreement, and the Vendor has all necessary corporate power to enter into and perform its obligations under any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(b) The Vendor's execution and delivery of, and performance of its obligations under, this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of the Vendor.

(c) This Agreement or any other agreements entered into pursuant to this Agreement to which the Vendor is a party

constitute legal, valid and binding obligations of the Vendor enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(5) **No Violation**. The execution and delivery of this Agreement by the Vendor, the consummation of the Transaction and the fulfilment by the Vendor of the terms, conditions and provisions hereof will not (with or without the giving of notice or lapse of time, or both):

(a) contravene or violate or result in a material breach or a material default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Vendor under:

(i) any applicable law;

(ii) any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Vendor;

(iii) its Articles of Incorporation or any resolutions of the board of directors or shareholders of the Vendor;

(iv) any Consent held by the Vendor or necessary to the ownership of the Purchased Assets; or

(v) the provisions of any Contract to which the Vendor is a party or by which it is, or any of its properties or assets are, bound; or

(b) result in the creation or imposition of any Encumbrance on any of the Purchased Assets.

(6) **Regulatory and Contractual Consents**. To the knowledge of the Vendor, there is no requirement to make any filing with, give any notice to or obtain any Consent from any Regulatory Authority as a condition to the lawful consummation of the Transaction. There is no requirement under any Contract to which the Vendor is a party or by which the Vendor is bound to make any filing with, give any notice to, or to obtain the Consent of, any party to such Contract relating to the Transaction.

(7) **No Material Adverse Change**. Since the Annual Statement Date, no material adverse change has occurred in any of the assets, business, financial condition, earnings, results of operations or prospects of the Business nor has any other event, condition, or state of facts occurred or arisen which might have a material adverse effect on the assets, business, financial condition, earnings, results of operations or prospects of the Business.

(8) **Compliance with Laws**. The Vendor has complied, in all material respects, with all Laws applicable to the Purchased Assets.

(9) **Assets.** Schedule A is a complete and accurate list of all Assets, pertaining to the Technology, underlying the Purchased Assets;

(10) **Licensed Patents.** Schedule B is a complete and accurate list of all Licensed Patents, pertaining to the Technology.

(11) **Title to Assets and Licensed Patents**. The Vendor has good and marketable title to the Assigned and Licensed Patents. The Assets and Licensed Patents are free and clear of all Encumbrances and restrictions of transfer. There are no actions, suits, claims or proceedings threatened, pending or in progress on the part of any named inventor of the Patents relating in any way to the Assets and Vendor has not received notice of (and Vendor is not aware of any facts or circumstances which could reasonably be expected to give rise to) any other actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Patents.

(12) **Full Disclosure.** No representation or warranty by the Vendor in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(13) **Reporting Issuer.** The Vendor is a reporting issuer in good standing in the Reporting Jurisdictions and its common shares are posted and listed for trading on the Exchange. The Purchaser is not in material default under the Securities Laws of the Reporting Jurisdictions. No orders suspending the sale or ceasing the trading of any securities issued by the Purchaser have been issued by any Regulatory Authority, and no proceedings for such purpose are pending or, to the knowledge of the Purchaser, threatened.

(14) **Consents**. Other than the Exchange Approval and Shareholder Approval, there is no requirement for the Vendor to make any filing with, give any notice to or obtain any Consent from any Regulatory Authority as a condition to the lawful consummation of the Transaction.

3.2. **<u>Representations and Warranties of the Purchaser</u>**

The Purchaser hereby makes the following representations and warranties to the Vendor and acknowledges that the Vendor is relying on such representations and warranties in entering into this Agreement and completing the Transaction:

(1) **Incorporation and Existence**. The Purchaser has been duly incorporated and organized and is a valid and subsisting company under the laws of the State of Oregon, and is duly qualified to carry on business in the State of Oregon and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary.

(2) **Capitalization.** As at the date of this Agreement, the Purchaser has 32,779,298 common shares and no common share purchase warrants issued and outstanding exempt as disclosed in the Purchaser's public filings with the Securities and Exchange Commission as of the date of this Agreement.

(3) **Reporting Issuer.** The Purchaser is a reporting issuer in good standing in the United States and its common shares are posted and quoted for trading on the OTCQB. The Purchaser is not in material default under the Securities Laws of the United States. No orders suspending the sale or ceasing the trading of any securities issued by the Purchaser have been issued by any Regulatory Authority, and no proceedings for such purpose are pending or, to the knowledge of the Purchaser, threatened.

(4) **Validity of Agreement**.

(a) The Purchaser has all necessary corporate power to own the Purchased Assets. The Purchaser has all necessary corporate power to enter into and perform its obligations under this Agreement and any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(b) The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of the Purchaser.

(c) This Agreement or any other agreements entered into pursuant to this Agreement to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(5) **No Violation**. The execution and delivery of this Agreement by the Purchaser, the consummation of the Transaction and the fulfilment by the Purchaser of the terms, conditions and provisions hereof will not (with or without the giving of notice or lapse of time, or both):

(a) contravene or violate or result in a breach or a default under or give rise to a right of termination, amendment or

cancellation or the acceleration of any obligations of the Purchaser, under:

(i) any applicable Law;

(ii) any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Purchaser;

(iii) the Articles, Notice of Articles or any resolutions of the board of directors or shareholders of the Purchaser;

(iv) any Consent held by the Purchaser; or

(v) the provisions of any Contract to which the Purchaser is a party or by which it is, or any of its properties or assets are, bound.

(6) **Brokers**. Except for finders that may receive finder's fees in connection with the Post-Closing Financing in accordance with Exchange policies, the Purchaser has not engaged any broker or other agent in connection with the Transaction and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to have acted for the Purchaser.

(7) **Consideration Shares**. The Consideration Shares to be issued hereunder will, upon issue and delivery, be validly issued as fully-paid and non-assessable shares in the capital of the Purchaser, free of all restrictions on trading other than those required by applicable securities law or by the Exchange as set out in Section 2.5 hereof.

(8) **Exchange Listing.** The Purchaser shall use its commercially reasonable efforts to maintain the listing on the Exchange of the common shares in the capital of the Purchaser for a period of at least 24 months after the Closing Date.

(9) **Public Disclosure.** The Purchaser has filed all forms, reports, documents and information required to be filed by it, whether pursuant to applicable securities laws or otherwise, with the Exchange (or one of its predecessors) or the applicable securities regulatory authorities (the "**Disclosure Documents**"). As of the time the Disclosure Documents were filed with the applicable securities regulators and on EDGAR: (i) each of the Disclosure Documents complied in all material respects with the requirements of the applicable securities laws; and (ii) none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(10) **Financial Statements.** The financial statements of the Purchaser contained in the Disclosure Documents: (i) complied as to form in all material respects with the published rules and regulations under the applicable securities laws; (ii) were reported in accordance with United States generally accepted accounting principles or International Financial Reporting Standards, as the case may be; and (iii) present fairly the consolidated financial position of the Purchaser and its subsidiaries, if any,

as of the respective dates thereof and the consolidated results of operations of the Purchaser for the periods covered thereby.

(11) **Material Change/Material Fact.** There is no "material fact" or "material change" (as those terms are defined in applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public.

3.3. Survival of Covenants, Representations and Warranties of the Vendor

To the extent that they have not been fully performed at or prior to the Closing Time, and unless otherwise provided, the covenants, representations and warranties of the Vendor contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the Closing and shall continue for the benefit of the Purchaser for a period of 2 years notwithstanding such Closing, nor any investigation made by or on behalf of the Purchaser or any knowledge of the Purchaser, except that the representations and warranties set out in Section 3.1(1) to and including 3.1(4) and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.1, shall survive the Closing and continue in full force and effect without limitation of time.

3.4. Survival of Covenants, Representations and Warranties of the Purchaser

To the extent that they have not been fully performed at or prior to the Closing Time, and unless otherwise provided, the covenants, representations and warranties of the Purchaser contained in this Agreement and in any agreement, instrument, certificate or other document delivered pursuant to this Agreement shall survive the Closing and shall continue for the benefit of the Vendor for a period of 2 years notwithstanding such Closing, nor any investigation made by or on behalf of the Vendor or any knowledge of the Vendor, except that the representations and warranties set out in Sections 3.2(1) and 3.2(4), and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.2, shall survive the Closing and shall continue in full force and effect without limitation of time.

4.- COVENANTS

4.1. Exchange Approval

The Purchaser shall use its commercially reasonable efforts to obtain the Exchange Approval. If requested by the Purchaser, the Vendor shall assist the Purchaser with obtaining such approval by providing additional information or documentation as may be required by the Exchange.

4.2. Shareholder Approval and Transaction Document

If required pursuant to the Exchange Approval, the Vendor shall convene and conduct a special meeting of the Vendor's shareholders as soon as reasonably practicable for the purpose of considering and approving the Transaction (the "**Special Meeting**"). Whether or not the Vendor is required to hold the Special Meeting, the Vendor shall prepare and complete, in consultation with the Purchaser, the Transaction Document required by the Exchange, and the Vendor shall cause the Transaction Document to be filed and sent to

shareholders of the Vendor in accordance with applicable Law in order to obtain the approval of the Vendor's shareholders at the Special Meeting or by way of consent resolution, as may be permitted by the Exchange. Each of the Vendor and the Purchaser will:

(a) ensure that all information provided by it or on its behalf that is contained in the Transaction Document does not contain any misrepresentation or any untrue statement of a material fact or omit to state a material fact required to be stated in the Transaction Document and necessary to make any statement that it contains not misleading in light of the circumstances in which it is made; and

(b) promptly notify the other party if, at any time before Closing, it becomes aware that the Transaction Document contains a misrepresentation, an untrue statement of material fact, omits to state a material fact required to be stated in those documents that is necessary to make any statement it contains not misleading in light of the circumstances in which it is made or that otherwise requires an amendment or a supplement to those documents.

4.3. **Maintenance of Corporate Status**

Prior to Closing and for a period of a least 24 months after the Closing Date, the Purchaser shall use its commercially reasonable efforts to remain a corporation validly subsisting under the laws of its jurisdiction of existence, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

5.- Conditions

5.1 **Mutual Conditions Precedent**

The respective obligations of the parties hereto to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Time, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other or others of such conditions:

(a) the Exchange shall have conditionally accepted the Transaction and the Transaction shall have been approved by the shareholders of the Purchaser in accordance with the requirements of the Exchange; and

(b) the Consideration Shares to be issued upon the completion of the Transaction shall have been accepted for listing by the Exchange, subject only to the Purchaser fulfilling the Exchange's listing requirements.

5.2 **Conditions to the Obligations of the Purchaser**

Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time:

(a) The representations and warranties of the Vendor contained in this Agreement shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any Schedule or other document made pursuant hereto is given).

(b) The Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time.

(c) The Vendor shall have delivered to the Purchaser a certificate in a form satisfactory to the Purchaser confirming that the facts with respect to each of the representations and warranties of the Vendor are as set out herein and remain true at the Closing Time and that the Vendor has performed each of the covenants required to be performed by it hereunder.

(d) No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction will have been made, and no action or proceeding will be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling:

    (i) to disallow, enjoin, prohibit or impose any limitations or conditions on the Transaction or the transactions contemplated hereby; or

    (ii) to impose any limitations or conditions which may have an adverse effect on the Purchased Assets.

(e) All consents, approvals authorizations of any governmental or regulator authority or person whose consent to the Transaction is required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto will have been obtained.

The conditions contained in this Section 5.2 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendor acknowledges that the waiver by the Purchaser of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in this Section 5.2 are not fulfilled or complied with in all material respects as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind

this Agreement by notice in writing to the Vendor and in such event the Purchaser will be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor, then the Vendor will also be released from all obligations hereunder.

5.3 Conditions to the Obligations of the Vendor

Notwithstanding anything herein contained, the obligations of the Vendor to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time:

(a) The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such Schedule or other document made pursuant hereto is given).

(b) The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time.

(c) The Purchaser shall have delivered to the Vendor a certificate confirming that the facts with respect to each of the representations and warranties of the Purchaser are as set out herein at the Closing Time and that the Purchaser has performed each of the covenants required to be performed by it hereunder.

(d) There shall have been no material adverse change in the business of the Purchaser.

(e) No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction will have been made, and no action or proceeding will be pending or threatened which, in the opinion of counsel to the Vendor, is likely to result in an order, decision or ruling:

(i) to disallow, enjoin, prohibit or impose any limitations or conditions on the Transaction or the transactions contemplated hereby; or

(ii) to impose any limitations or conditions which may have an adverse effect on the business of the Purchaser.

(f) All consents, approvals and authorizations of any governmental or regulatory authority or person whose consent to the Transaction is required to be obtained in order to carry out the transactions contemplated hereby in

compliance with all laws and agreements binding upon the parties hereto will have been obtained.

(g) The Purchaser shall issue and deliver to the Vendor the Consideration Shares in compliance with all applicable securities laws.

The conditions contained in this Section 5.3 hereof are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser acknowledges that the waiver by the Vendor of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in this Section 5.3 hereof are not fulfilled or complied with as herein provided, the Vendor may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendor will be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser will also be released from all obligations hereunder.

6.–CLOSING

6.1. <u>Vendor Deliveries</u>

At the Closing Time, the Vendor shall deliver to the Purchaser the following in form and substance satisfactory to the Purchaser:

(a) the certificate of the Vendor contemplated in Section 5.2;

(b) an opinion from the Vendor's IP legal counsel addressed to the Purchaser in form and substance satisfactory to the Purchaser, relating to the Purchased Assets;

(c) certified copy of the resolution of the directors and the shareholders of the Vendor authorizing the execution and delivery of this Agreement and the performance by the Vendor of the terms of the Agreement;

(d) all documentation and other evidence reasonably requested by the Purchaser in order to establish the due authorization and consummation of the Transaction, including the taking of all corporate proceedings by the boards of directors and shareholders of the Vendor required to effectively carry out the obligations of the Vendor pursuant to this Agreement; and

(e) a duly completed and executed patent assignment and any other documentation necessary or reasonably required to transfer the Purchased Assets to the Purchaser with a good and marketable title, free and clear of all Encumbrances whatsoever.

6.2. Purchaser Deliveries

At the Closing Time, the Purchaser shall deliver to the Vendor the following in form and substance satisfactory to the Vendor:

(a) the certificate of the Purchaser contemplated in Section 5.3;

(b) certificates representing the Consideration Shares;

(c) if necessary, a copy of a letter from the Exchange approving the Transaction;

(d) a certified copy of the resolution of the directors of the Purchaser authorizing the execution and delivery of this Agreement and the performance by the Purchaser of the terms of the Agreement including without limitation the allotment and issuance of the Consideration Shares; and

(e) all documentation and other evidence reasonably requested by the Vendor in order to establish the due authorization and consummation of the Transaction, including the taking of all corporate proceedings by the boards of directors and shareholders of the Purchaser required to effectively carry out the obligations of the Purchaser pursuant to this Agreement.

6.3. Place of Closing

The Closing shall take place at the Closing Time at the offices of the Purchaser or at such other place as the Purchaser and the Vendor may agree upon in writing.

7.– INDEMNIFICATION

7.1. Purchaser Indemnity

The Purchaser will indemnify, defend, and hold harmless the Vendor from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Vendor by reason of, resulting from, based upon or arising out of (i) any misrepresentation, misstatement or breach of warranty of the Purchaser contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or (ii) the breach or partial

breach by the Purchaser of any covenant or agreement of the Purchaser made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

7.2. **Vendor Indemnity**

The Vendor will indemnify, defend, and hold harmless the Purchaser from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of (i) any misrepresentation, misstatement or breach of warranty of Vendor contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or (ii) the breach or partial breach by the Vendor of any covenant or agreement of the Vendor made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

8.- ARBITRATION

8.1. **Reasonable Commercial Efforts to Settle Disputes**

If any controversy, dispute, claim, question or difference (a "**Dispute**") arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the Parties to the Dispute will use all commercially reasonable efforts to settle the Dispute. To this end, they will consult and negotiate with each other in good faith and understanding of their mutual interests to reach a just and equitable solution satisfactory to all such Parties.

8.2. **Arbitration**

Except as is expressly provided in this Agreement, if the Parties do not reach a solution pursuant to Section 8.1 within a period of 15 Business Days following the first notice of the Dispute by any Party to the other party(ies) to the Dispute, then upon written notice by any Party to the other party(ies) to the Dispute, the Dispute will be submitted to non-binding arbitration in accordance with the provisions of the *Commercial Arbitration Act* (British Columbia), based upon the following:

(1) the arbitration tribunal will consist of one arbitrator appointed by mutual agreement of such Parties, or in the event of failure to agree within 10 Business Days following delivery of the written notice to arbitrate, any such Party may apply to a judge of the British Columbia Supreme Court to appoint an arbitrator. The arbitrator will be qualified by education and training to pass upon the particular matter to be decided;

(2) the arbitrator will be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 30 days of the appointment of the arbitrator;

(3) after written notice is given to refer any Dispute to arbitration, the Parties to the Dispute will meet within 15 Business Days of delivery of the notice to arbitrate and will negotiate in good faith to agree upon the rules and procedures for the arbitration, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk, failing which, the rules and procedures for the arbitration will be finally determined by the arbitrator;

(4) the arbitration will take place in Vancouver, British Columbia;

(5) except as otherwise provided in this Agreement or otherwise decided by the arbitrator, the fees and other costs associated with the arbitrator will be shared equally by the Parties to the Dispute and each Party to the Dispute will be responsible for its own costs;

(6) the arbitration award will be given in writing, will provide reasons for the decision, and will be final and binding on the Parties, not subject to any appeal, and will deal with the question of costs of arbitration and all related matters;

(7) judgment upon any award may be entered in any court having jurisdiction or application may be made to the Court for a judicial recognition of the award or an order of enforcement, as the case may be;

(8) all Disputes referred to arbitration (including without limitation the scope of the agreement to arbitrate, any statute of limitations, conflict of laws rules, tort claims and interest claims) will be governed by the substantive law of British Columbia and the federal laws of Canada applicable therein; and

(9) the Parties to the Dispute agree that the arbitration will be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) will not be disclosed beyond the arbitrator, the Parties to the Dispute, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

9.– GENERAL

9.1. Confidentiality

The Purchaser covenants and agrees that, except as otherwise authorized by the Vendor and until the Closing, neither the Purchaser nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the Vendor or the Business discovered or received by the Purchaser or its representatives, agents or employees as a result of the Vendor making available to the Purchaser and its representatives, agents or employees the information requested by them in connection with the Transaction.

9.2. Collection of Personal Information

The Vendor acknowledges and consents to the fact that the Purchaser may be required to collect its personal information which may be disclosed by the Purchaser to:

(a) the Exchange or securities regulatory authorities;
(b) the Purchaser's registrar and transfer agent;
(c) Canadian tax authorities; and
(d) authorities pursuant to the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada).

By executing this Agreement, the Vendor is deemed to be consenting to the foregoing collection, use and disclosure of such personal information and to the retention of such personal information for as long as permitted or required by law or business practice. The Vendor hereby consents to the foregoing collection, use and disclosure of such personal information for such purposes only. The Vendor also consents to the filing of copies or originals of any of the documents described herein as may be required to be filed with the Exchange or any securities regulatory authority in connection with the transactions contemplated hereby. An officer of the Purchaser is available to answer questions about the collection of personal information by the Purchaser.

9.3. <u>Notices</u>

(1) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(a) if to the Vendor:

Reg Technologies Inc.
4810 Pt. Fosdick Dr. NW, Suite # 100

Gig Harbor, WA. 98335-1733
Attention: Paul Chute
Email: pwci@regtech.com

(b) if to the Purchaser:

Regi U.S.
4810 Pt. Fosdick Dr. NW #100
Gig Harbor, WA, 98335
Attention: Paul Chute
Email: pwci@regtech.com

(2) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as described.

(3) Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 9.3.

9.4. <u>Public Announcements and Disclosure</u>

The Parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the Transaction and, except

as required by any applicable Law or stock exchange having jurisdiction, no Party shall issue any such press release or make any such public announcement without the prior written consent of the others, which consent shall not be unreasonably withheld or delayed. Prior to any such press release or public announcement, none of the Parties shall disclose this Agreement or any aspect of the Transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with the Transaction and counsel to such institution, or as may be required by any applicable Law or stock exchange having jurisdiction.

9.5. Assignment

The rights of the Purchaser hereunder are not assignable without the written consent of the Vendor. The rights of the Vendor hereunder are not assignable without the written consent of the Purchaser.

9.6. Commercially Reasonable Efforts

The Parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any Party to use its "commercially reasonable efforts" to obtain any waiver, Consent or other document shall not require such Party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

9.7. Expenses

Unless otherwise provided, each of the Vendor and the Purchaser shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the Transaction. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

9.8. Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may reasonably require from time to time after Closing at the expense of the requesting Party for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

9.9. Entire Agreement

This Agreement, including all Schedules, constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral including without limitation, the Letter of Intent. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or

otherwise, relating to the subject matter except provided in this Agreement. No reliance is placed by any Party on any warranty, representation, opinion, advice or assertion of fact made by any Party or its directors, officers, employees or agents, to any other Party or its directors, officers, employees or agents, except to the extent that it has been reduced to writing and included in this Agreement.

9.10. Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

9.11. Rights Cumulative

The rights and remedies of the Parties are cumulative and not alternative.

9.12. Counterparts

This Agreement may be executed in any number of counterparts, and/or by facsimile or e-mail transmission of Adobe Acrobat files, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument. Any Party executing this Agreement by fax or Adobe Acrobat file shall, immediately following a request by any other Party, provide an originally executed counterpart of this Agreement provided, however, that any failure to so provide shall not constitute a breach of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the Parties.

REGI U.S.

Per: *"Paul W. Chute"*
Paul Chute, President

REG TECHNOLOGIES INC.

Per: *"Paul W. Chute"*
Paul Chute, President

SCHEDULE A
THE ASSETS

- Our Ref: 1825P12CA - Canadian Patent No. 2,496,157 entitled Vane-Type Rotary Apparatus with Split Vanes. In good order and the next maintenance fee is due February 8, 2017.

- Our Ref: 1825P15CA - Canadian Patent No. 2,672,332 entitled A Rotary Device. In good order and the next maintenance fee is due October 1, 2016.

- Our Ref: 1825T01CA - Canadian Trademark Application No. 1,593,685 for the trademark REG.

- Our Ref: 1825T02CA - Canadian Trademark Application No. 1,529,452 for the trademark RADMAX.

- Patent 2,496,157 for the RadMax™ design was granted on June 25, 2013. The term of the patent is for twenty years from the date of the application on February 8, 2005. The title of the patent is Vane-Type Rotary Apparatus with Split Vanes. U.S. patent 5,429,084 was granted on July 4, 1995, to James McCann, Brian Cherry, Patrick Badgley and four other individuals for various improvements incorporated in the RC/DC Engine, This patent has been assigned to us. The patent to the original Rand Cam engine, U.S. Patent 4,401,070, was issued on August 30, 1983 to James McCann and the marketing rights are held by Rand Energy.

- U.S. Patents 5,509,793 "Rotary Device with Slidable Vane Supports, issued April 24, 1996 and 5,551,853 "Axial Vane Rotary Device and Sealing System" issued September 3, 1996.

- Any and all other active patents owned by or co-owned by Reg Technologies, Inc.

- 1,530,000 common shares in Rand Energy Group Inc.

- All Prototypes, test stands, testing fixtures, testing equipment, computers, furniture, fixtures, records, spare parts, tools and misc. hardware relevant to the development of our RadMax Technology.

- All agreements between, Reg Technologies, Rand Group, Rand Cam-Engine Corp. James L. McCann and Rand Energy Group, Inc.

- An aggregate of 8,000,000 common shares of Minewest Silver & Gold, Inc. ("**Minewest**") comprising of 3,287,737 common shares of Minewest registered to Reg Technologies Inc. and 4,712,263 undistributed shares held in trust by Reg Technologies Inc. for shareholders of Reg Technologies Inc.